Exhibit 99.1

Citrix Reports 2011 Fourth Quarter and Fiscal Year Financial Results

Quarterly revenue of $619 million up 17% year-over-year

Quarterly deferred revenue increases $126 million or 15% sequentially

Fourth quarter GAAP diluted earnings per share of $0.58 up 17% year-over-year

Fourth quarter non-GAAP diluted earnings per share of $0.78 up 20% year-over-year

SANTA CLARA, Calif.--(BUSINESS WIRE)--January 25, 2012--Citrix Systems, Inc. (NASDAQ:CTXS) today reported financial results for the fourth quarter and fiscal year ended December 31, 2011.

FINANCIAL RESULTS

In the fourth quarter of fiscal year 2011, Citrix achieved revenue of $619 million, compared to $530 million in the fourth quarter of fiscal year 2010, representing 17 percent revenue growth. For the fiscal year 2011, Citrix reported annual revenues of $2.21 billion, compared to $1.87 billion in fiscal year 2010, an 18 percent increase.

GAAP Results

Net income for the fourth quarter of fiscal 2011 was $109 million, or $0.58 per diluted share, compared to $94 million, or $0.49 per diluted share, for the fourth quarter of 2010. Annual net income for 2011 was $356 million, or $1.87 per diluted share, compared to $277 million, or $1.46 per diluted share, in fiscal year 2010.

Non-GAAP Results

Non-GAAP net income in the fourth quarter of fiscal 2011 was $147 million, or $0.78 per diluted share, compared to $125 million, or $0.65 per diluted share, in the fourth quarter of fiscal year 2010. Non-GAAP net income excludes the effects of amortization of intangible assets primarily related to business combinations, stock-based compensation expenses and the tax effects related to those items. In addition, non-GAAP net income for the fourth quarter of fiscal 2010 excludes amounts recorded in connection with the restructuring program that the company implemented in January 2009 and the related tax effect.

Annual non-GAAP net income for 2011 was $473 million, or $2.48 per diluted share, compared to $396 million, or $2.08 per diluted share, in 2010. Non-GAAP net income excludes the effects of amortization of intangible assets primarily related to business combinations, stock-based compensation expenses and the tax effects related to those items. In addition, non-GAAP net income excludes amounts recorded in connection with the restructuring program that the company implemented in January 2009 and the related tax effect.

“This was a great quarter to cap another record year,” said Mark Templeton, president and chief executive officer for Citrix.

“Greater diversity in our products and channel, combined with a compelling vision, is driving more C-level engagement as well as more up-sell and cross-sell opportunities. As a result, we are seeing more strategic deals, more use of our products as an end-to-end system, and deeper engagement with our customers through services.

“I’m pleased with how the team’s great execution across strategy, innovation and operations has delivered growth in both revenue and profit.”

Q4 Financial Summary

In reviewing the fourth quarter results of 2011, compared to the fourth quarter of 2010:

  Product license revenue increased 17 percent;
  Revenue from license updates increased 9 percent;
  Software as a service revenue increased 21 percent;
  Technical services revenue, which is comprised of consulting, education and technical support, increased 34 percent;
  Revenue increased in the America’s region by 16 percent, increased in the EMEA region by 12 percent and increased in the Pacific region by 37 percent;
  Deferred revenue totaled $960 million, compared to $779 million as of December 31, 2010;
  GAAP operating margin was 22 percent for the quarter and non-GAAP operating margin was 30 percent for the quarter, excluding the effects of amortization of intangible assets primarily related to business combinations and stock-based compensation expenses;
  Cash flow from operations was $170 million, compared with $179 million in the fourth quarter of 2010; and
  The company repurchased 1.4 million shares at an average price of $70.84.

Annual Financial Summary

In reviewing 2011 results compared to 2010 results:

  Product license revenue increased 20 percent;
  License updates revenue increased 9 percent;
  Software as a service revenue increased 19 percent;
  Technical services revenue, which is comprised of consulting, education and technical support, increased 36 percent;
  Revenue increased in the Americas’ region by 19 percent, increased in the EMEA region by 11 percent, and increased in the Pacific region by 33 percent;

  GAAP operating margin was 19 percent for fiscal 2011, and non-GAAP operating margin was 26 percent, excluding the effects of amortization of intangible assets primarily related to business combinations, stock-based compensation expenses and costs associated with the 2009 restructuring program;
  Cash flow from operations was $679 million for fiscal 2011 compared with $616 million last year; and
  During fiscal 2011, the company repurchased 6.5 million shares at an average price of $67.84.

Financial Outlook for Fiscal Year 2012

Citrix management expects to achieve the following results during its fiscal year 2012 ending December 31, 2012:

  Revenue is targeted to be in the range of $2.49 billion to $2.51 billion;
  GAAP diluted earnings per share is targeted to be in the range of $1.88 to $1.97. Non-GAAP diluted earnings per share is targeted to be in the range of $2.70 to $2.74, excluding $0.41 related to the effects of amortization of intangible assets primarily related to business combinations, $0.71 related to the effects of stock-based compensation expenses, and $(0.26) to $(0.39) for the tax effects related to these items.

The above statements are based on current targets. These statements are forward-looking, and actual results may differ materially.

Financial Outlook for First Quarter 2012

Citrix management expects to achieve the following results during its first fiscal quarter of 2012 ending March 31, 2012:

  Revenue is targeted to be in the range of $555.0 million to $565.0 million.
  GAAP diluted earnings per share is targeted to be in the range of $0.30 to $0.31. Non-GAAP diluted earnings per share is targeted to be in the range of $0.49 to $0.51, excluding $0.10 related to the effects of amortization of intangible assets primarily related to business combinations, $0.16 related to the effects of stock-based compensation expenses, and $(0.05) to $(0.08) for the tax effects related to these items.
  Non-GAAP tax rate, which excludes the effects of amortization of intangible assets primarily related to business combinations and stock-based compensation expense, is targeted to be in the range of 22 percent to 23 percent.

The above statements are based on current targets. These statements are forward-looking, and actual results may differ materially.

Company, Product and Alliance Highlights

During the fourth quarter of 2011, Citrix announced:

  A strategic alliance with Cisco to develop and deliver solutions that help customers simplify and accelerate large-scale desktop virtualization deployments, including high-definition virtual desktops and applications and improved end user experiences, over a highly secure Citrix® HDX™-enabled Cisco network.
  The acquisition of App-DNA™, a leader in application migration and management and long-time Citrix partner, to help customers speed deployments of desktop virtualization enterprise-wide.
  A broad new set of products, solutions and programs, including Citrix VDI-in-a-Box 5, designed to help small and medium businesses (SMBs) move from the PC Era to the Cloud Era by capitalizing on the benefits of desktop virtualization.
  New additions to Citrix NetScaler® MPX™ and SDX product lines that deliver high performance and virtualization to tackle large-scale network consolidation initiatives with the flexibility to scale without additional hardware – requirements for building private and public clouds.
  Citrix NetScaler CloudConnectors™, which create an end-to-end service delivery fabric to enable enterprises and Internet application and content providers to knit on- and off-premise datacenter capabilities into a seamless system with increased optimizations.
  The next stage of the Citrix strategy for Citrix CloudGateway™, the industry’s first unified service broker that aggregates, controls and delivers Windows, Web, SaaS and mobile applications to any user on any device, accelerating enterprise adoption of cloud and mobility.
  The Citrix CloudPortal™, a new product line designed to help providers transform general purpose cloud infrastructure into profitable cloud businesses, as well as the next release of its flagship Citrix CloudStack™ platform, acquired in 2011 through the acquisition of Cloud.com.
  Citrix completed the acquisition of ShareFile™, a market-leading provider of secure, cloud-based data storage, sharing and collaboration, with products that make it easy for businesses of all sizes to securely store, sync and share business documents and files across multiple devices and access them from any location.
  The opening of its recently acquired ShareFile data cloud to create a “Follow-Me-Data Fabric” for sharing business data across a wide range of applications, devices and services. This makes it easy for third-party developers and vendors to incorporate common data services like search, share, sync, secure and remote wipe into their solutions through a set of open APIs.

Conference Call Information

Citrix will host a conference call today at 4:45 p.m. ET to discuss its financial results, quarterly highlights and business outlook. The call will include a slide presentation, and participants are encouraged to listen to and view the presentation via webcast at http://www.citrix.com/investors.

The conference call may also be accessed by dialing: (888) 799-0519 or (706) 634-0155, using passcode: CITRIX. A replay of the webcast can be viewed by visiting the Investor Relations section of the Citrix corporate website at http://www.citrix.com/investors for approximately 30 days. In addition, an audio replay of the conference call will be available for approximately 15 days by dialing (800) 642-1687 or (706) 645-9291 (passcode required: 41804390).

About Citrix

Citrix Systems, Inc. (NASDAQ:CTXS) is the company transforming how people, businesses and IT work and collaborate in the cloud era. With market-leading cloud, collaboration, networking and virtualization technologies, Citrix powers mobile work styles and cloud services, making complex enterprise IT simpler and more accessible for 250,000 enterprises. Citrix touches 75 percent of Internet users each day and partners with more than 10,000 companies in 100 countries. Annual revenue in 2011 was $2.21 billion. Learn more at www.citrix.com.

For Citrix Investors

This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements by Citrix's president and chief executive officer, statements contained in the Financial Outlook for First Quarter 2012 and Financial Outlook for Fiscal Year 2012 sections, under the Non-GAAP Financial Measures Reconciliation section, and statements regarding management's plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements, including, without limitation, the impact of the global economy and uncertainty in the IT spending environment, including Citrix's European markets; the success and growth of the company's product lines, including risks associated with successfully introducing new products into Citrix's distribution channels and ability of markets for these products to become mainstream and sustain growth; the company's product concentration and its ability to develop and commercialize new products and services, including XenDesktop and its other virtualization offerings, while maintaining sales of its established products, especially XenApp; disruptions due to changes in key personnel and succession risks; seasonal fluctuations in the company’s business; failure to execute Citrix's sales and marketing plans; failure to successfully partner with key distributors, resellers, system integrators, OEM's and strategic partners and the company's reliance on and the success of those partners for the marketing and distribution of the company's products; the company's ability to maintain and expand its business in small sized and large enterprise accounts; the size, timing and recognition of revenue from significant orders; the success of investments in its product groups, foreign operations and vertical and geographic markets; Citrix's ability to develop server, application and desktop virtualization products; the introduction of new products by competitors or the entry of new competitors into the markets for Citrix's products and services; the ability of Citrix to make suitable acquisitions on favorable terms in the future and to successfully integrate those acquisitions; failure to further develop and successfully market the technology and products of acquired companies, including the possible failure to achieve or maintain anticipated revenues and operating performance contributions from acquisitions, including Citrix’s recent acquisitions in 2011; the management of expenses associated with anticipated future growth; the recruitment and retention of qualified employees, including those of acquired companies; risks in effectively controlling operating expenses, including failure to manage untargeted expenses; the effect of new accounting pronouncements on revenue and expense recognition; the risks associated with securing data and maintaining security of customer files stored by our services, including in an environment of anticipated higher demand; failure to comply with federal, state and international regulations; litigation and disputes, including challenges to our intellectual property rights or allegations of infringement of the intellectual property rights of others; the inability to further innovate our technology or enter into new businesses due to the intellectual property rights of others; changes in the company's pricing and licensing models, promotional programs and product mix, all of which may impact Citrix's revenue recognition, including with respect to XenDesktop and SaaS business models, or those of its competitors; charges in the event of the impairment of assets acquired through business combinations, investments or licenses; competition, international market readiness, execution and other risks associated with the markets for Citrix's products and services; unanticipated changes in tax rates or exposure to additional tax liabilities; risks of political and social turmoil; and other risks detailed in the company's filings with the Securities and Exchange Commission. Citrix assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

Citrix®, HDX™, App-DNA™, NetScaler®, MPX™, CoudConnectors™, CoudGateway™, CloudPortal™, CloudStack™, and Sharefile™ are trademarks or registered trademarks of Citrix Systems, Inc. and/or one or more of its subsidiaries, and may be registered in the U.S. Patent and Trademark Office and in other countries. All other trademarks and registered trademarks are property of their respective owners.

Use of Non-GAAP Financial Measures

In Citrix’s earnings release, conference call, slide presentation or webcast, Citrix may use or discuss non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure are included in this press release after the condensed consolidated financial statements or can be found on the Investor Relations page of the Citrix corporate Web site at http://www.citrix.com/investors.

CITRIX SYSTEMS, INC. Condensed Consolidated Statements of Income (In thousands, except per share data - unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Revenues:
Product licenses	$229,047	$196,255	$744,513	$619,452
License updates	192,914	176,562	741,834	682,246
Software as a service	114,404	94,796	430,213	360,617
Technical services	83,001	62,111	289,832	212,347
Total net revenues	619,366	529,724	2,206,392	1,874,662

Cost of net revenues:
Cost of product license revenues	19,559	19,557	74,393	66,682
Cost of services revenues	44,780	30,621	153,063	106,234
Amortization of product related intangible assets	14,821	13,190	54,741	50,504
Total cost of net revenues	79,160	63,368	282,197	223,420
Gross margin	540,206	466,356	1,924,195	1,651,242

Operating expenses:
Research and development	88,764	82,003	343,727	326,647
Sales, marketing and services	233,231	197,899	839,818	729,754
General and administrative	77,883	70,047	307,270	258,875
Amortization of other intangible assets	4,514	3,012	16,390	14,279
Restructuring	-	49	24	971
Total operating expenses	404,392	353,010	1,507,229	1,330,526

Income from operations	135,814	113,346	416,966	320,716

Other income, net	2,732	2,596	13,531	13,104
Income before income taxes	138,546	115,942	430,497	333,820

Income taxes	29,847	22,186	74,867	57,379
Net income	108,699	93,756	355,630	276,441
Net loss attributable to non-controlling interest	-	624	692	624
Net income attributable to Citrix Systems, Inc.	$108,699	$94,380	$356,322	$277,065

Net income per common share – diluted	$0.58	$0.49	$1.87	$1.46
Weighted average shares outstanding – diluted	188,588	191,627	190,641	190,335

CITRIX SYSTEMS, INC. Condensed Consolidated Balance Sheets (In thousands - unaudited)

	December 31, 2011	December 31, 2010
ASSETS:
Cash and cash equivalents	$333,296	$396,162
Short-term investments	406,461	497,643
Accounts receivable, net	484,431	378,395
Other current assets, net	148,842	198,279
Total current assets	1,373,030	1,470,479

Long-term investments	737,844	791,854
Property and equipment, net	277,429	250,482
Goodwill and other intangible assets, net	1,582,492	1,099,244
Other long-term assets	128,746	91,541
Total assets	$4,099,541	$3,703,600

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Accounts payable and accrued expenses	$360,488	$355,680
Current portion of deferred revenues	818,642	664,332
Total current liabilities	1,179,130	1,020,012

Long-term portion of deferred revenues	141,241	114,638
Other liabilities	48,680	8,362

Stockholders' equity	2,730,490	2,560,588
Total liabilities and stockholders’ equity	$4,099,541	$3,703,600

CITRIX SYSTEMS, INC. Condensed Consolidated Statement of Cash Flows (In thousands - unaudited)

	Three Months Ended December 31, 2011	Twelve Months Ended December 31, 2011
OPERATING ACTIVITIES	$108,699	$355,630
Net Income
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	43,661	159,255
Stock-based compensation expense	29,318	92,909
Deferred income tax benefit	(16,679)	(16,679)
Provision for accounts receivable allowances	1,541	5,807
Other non-cash items	114	7,885
Total adjustments to reconcile net income to net cash Activities	57,955	249,177
provided by operating activities
Changes in operating assets and liabilities, net of the effects of acquisitions:
Accounts receivable	(136,675)	(95,481)
Prepaid expenses and other current assets	6,453	(1,690)
Other assets	(5,901)	(562)
Deferred tax assets, net	15,991	(2,294)
Accounts payable and accrued expenses	1,027	(25,077)
Deferred revenues	122,337	168,994
Other liabilities	(323)	30,425
Total changes in operating assets and liabilities, net of the effects of acquisitions	2,909	74,315
Net cash provided by operating activities	169,563	679,122

INVESTING ACTIVITIES
Proceeds from available-for-sale investments, net	83,600	148,444
Purchases of property and equipment	(23,077)	(111,932)
Purchases of other assets	(1,061)	(16,879)
Cash paid for acquisitions, net of cash acquired	(145,905)	(455,377)
Cash paid for licensing and core technology	(2,273)	(15,437)
Net cash used in investing activities	(88,716)	(451,181)

FINANCING ACTIVITIES
Proceeds from issuance of common stock under stock-based compensation plans	30,779	125,606
Payment on debt from acquisitions	-	(11,561)
Excess tax benefit from exercise of stock options	11,791	51,659
Stock repurchases, net	(101,032)	(438,111)
Cash paid for non-controlling interest	-	(20,207)
Net cash used in financing activities	(58,462)	(292,614)
Effect of exchange rate changes on cash and cash equivalents	(1,219)	1,807
Change in cash and cash equivalents	21,166	(62,866)
Cash and cash equivalents at beginning of period	312,130	396,162
Cash and cash equivalents at end of period	$333,296	$333,296

Reconciliation of Non-GAAP Financial Measures to Comparable U.S. GAAP Measures

(Unaudited)

Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of each non-GAAP financial measure used in this earnings release and related conference call, slide presentation or webcast to the most directly comparable GAAP financial measure. These measures differ from GAAP in that they exclude amortization primarily related to business combinations, stock-based compensation expenses, charges associated with the Company’s 2009 restructuring program and the related tax effect of those items. The Company's basis for these adjustments is described below.

Management uses these non-GAAP measures for internal reporting and forecasting purposes, when publicly providing its business outlook, to evaluate the Company's performance and to evaluate and compensate the Company's executives. The Company has provided these non-GAAP financial measures in addition to GAAP financial results because it believes that these non-GAAP financial measures provide useful information to certain investors and financial analysts for comparison across accounting periods not influenced by certain non-cash items that are not used by management when evaluating the Company's historical and prospective financial performance. In addition, the Company has historically provided this or similar information and understands that some investors and financial analysts find this information helpful in analyzing the Company's operating margins, operating expenses and net income and comparing the Company's financial performance to that of its peer companies and competitors.

Management typically excludes the amounts described above when evaluating the Company's operating performance and believes that the resulting non-GAAP measures are useful to investors and financial analysts in assessing the Company's operating performance due to the following factors:

• The Company does not acquire businesses on a predictable cycle. The Company, therefore, believes that the presentation of non-GAAP measures that adjust for the impact of amortization and certain stock-based compensation expenses and the related tax effects that are primarily related to business combinations, provide investors and financial analysts with a consistent basis for comparison across accounting periods and, therefore, are useful to investors and financial analysts in helping them to better understand the Company's operating results and underlying operational trends.

• Amortization costs and the related tax effects are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition.

• Although stock-based compensation is an important aspect of the compensation of the Company's employees and executives, stock-based compensation expense is generally fixed at the time of grant, then amortized over a period of several years after the grant of the stock-based instrument, and generally cannot be changed or influenced by management after the grant.

• The charges incurred in conjunction with the Company's 2009 restructuring program, which relate to reductions in headcount and exit costs associated with consolidating certain facilities, are not ongoing costs and, thus, are outside of the normal operations of the Company's business. The Company, therefore, believes that the exclusion of these charges will better help investors and financial analysts understand the Company's operating results and underlying operational trends as compared to prior periods.

These non-GAAP financial measures are not prepared in accordance with accounting principles generally accepted in the United States ("GAAP") and may differ from the non-GAAP information used by other companies. There are significant limitations associated with the use of non-GAAP financial measures. The additional non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP (such as net income and earnings per share) and should not be considered measures of the Company's liquidity. Furthermore, the Company in the future may exclude amortization primarily related to new business combinations, additional charges related to its restructuring program and the related tax effects from financial measures that it releases, and the Company expects to continue to incur stock-based compensation expenses.

CITRIX SYSTEMS, INC.

Non-GAAP Financial Measures Reconciliation

(In thousands, except per share and operating margin data - unaudited)

The following tables show the non-GAAP financial measures used in this press release reconciled to the most directly comparable GAAP financial measures.

Three Months Ended December 31, 2011
GAAP operating margin	21.9%
Add: stock-based compensation	4.8%
Add: amortization of product related intangible assets	2.4%
Add: amortization of other intangible assets	0.7%
Non-GAAP operating margin	29.8%
	Three Months Ended December 31,
	2011	2010
GAAP net income	$108,699	$94,380
Add: stock-based compensation	29,318	19,852
Add: amortization product related intangible assets	14,821	13,190
Add: amortization of other intangible assets	4,514	3,012
Add: restructuring charges	-	49
Less: tax effects related to above items	(10,138)	(5,959)
Non-GAAP net income	$147,214	$124,524

	Three Months Ended December 31,
	2011	2010
GAAP earnings per share – diluted	$0.58	$0.49
Add: stock-based compensation	0.16	0.10
Add: amortization of product related intangible assets	0.08	0.07
Add: amortization of other intangible assets	0.02	0.02
Add: restructuring charges	-	-
Less: tax effects related to above items	(0.06)	(0.03)
Non-GAAP earnings per share – diluted	$0.78	$0.65

Twelve Months Ended December 31, 2011
GAAP operating margin	18.9%
Add: stock-based compensation	4.2%
Add: amortization of product related intangible assets	2.5%
Add: amortization of other intangible assets	0.7%
Non-GAAP operating margin	26.3%
	Twelve Months Ended December 31,
	2011	2010
GAAP net income	$356,322	$277,065
Add: stock-based compensation	92,909	103,758
Add: amortization product related intangible assets	54,741	50,504
Add: amortization of other intangible assets	16,390	14,279
Add: restructuring charges	24	971
Less: tax effects related to above items	(47,599)	(50,948)
Non-GAAP net income	$472,787	$395,629

	Twelve Months Ended December 31,
	2011	2010
GAAP earnings per share – diluted	$1.87	$1.46
Add: stock-based compensation	0.49	0.54
Add: amortization of product related intangible assets	0.29	0.27
Add: amortization of other intangible assets	0.08	0.07
Add: restructuring charges	-	0.01
Less: tax effects related to above items	(0.25)	(0.27)
Non-GAAP earnings per share – diluted	$2.48	$2.08

CITRIX SYSTEMS, INC. Forward Looking Guidance

	For the Three Months Ended March 31,	For the Twelve Months Ended December 31,
	2012	2012
GAAP earnings per share - diluted	$0.30 to $0.31	$1.88 to $1.97
Add: Adjustments to exclude the effects of amortization of intangible assets	0.10	0.41
Add: Adjustments to exclude the effects of expenses related to stock-based compensation Less: Tax effects related to above items	0.16 (0.05) to (0.08)	0.71 (0.26) to (0.39)
Non-GAAP earnings per share - diluted	$0.49 to $0.51	$2.70 to $2.74
Three Months Ended March 31, 2012
GAAP tax rate	19.0% to 20.0%
Add: tax effects of stock-based compensation and amortization of intangible assets	3.0%
Non-GAAP tax rate	22.0% to 23.0%

CONTACT:
Citrix Systems, Inc.
For media inquiries, contact:
Eric Armstrong, 954-267-2977
eric.armstrong@citrix.com
or
For investor inquiries, contact:
Eduardo Fleites, 954-229-5758
eduardo.fleites@citrix.com